EXHIBIT 10.7

EXHIBIT B

BINDING TERM SHEET

This BINDING TERM SHEET (the “Agreement”), dated as of July 29, 2021, is entered into by and between AXIM Biotechnologies Inc., (“AXIM”), a Nevada Corporation, and Advanced Tear Diagnostics, LLC., a Delaware Limited Liability Company (“ATD”) .

RECITALS

A. WHEREAS, ATD is the owner of certain technology and assets related to eye care, including but not limited to two 510 (K) licenses issued by the Food & Drug Administration for the diagnosis of dry eye by measuring levels of lactoferrin and for the diagnosis of allergic reaction by measuring levels of IgE (“ATD Assets”) as set forth in Exhibit A hereto.

B. WHERAS, AXIM desires to enter into a transaction to acquire ATD Assets by acquiring all of the outstanding units issued by ATD to its limited partners (“ATD Units”), AXIM subsequently becoming the sole owner of ATD Units, subject to the terms and conditions to be set forth herein (the “Purchase Agreement”).

C. WHEREAS, the Operating Agreement dated January 1, 2013, Article IV, 4.3 (c) requires the Majority of Members to consent to the disposal of all or substantially all of the Company Property;

D. WHEREAS, the Operating Agreement defines “Majority” in Exhibit B, 2.1 Definitions, as applied to Members to mean the affirmative vote or consent of Members who have, in the aggregate, more than 50% of the Percentage Interest;

E. WHEREAS, the Members constituting the Majority owning more than 50% of the Percentage Interest have executed the Written Consent whereby the Majority of Members have agreed to the terms and conditions set forth in this Binding Term Sheet and have authorized ATD’s General Manager to execute this Binding Term Sheet;

F. WHEREAS, this Binding Term Sheet is binding on both Parties, subject to the contingencies referenced herein, and the Parties agree the transaction will close (the “Closing”) at the offices of AXIM on a date mutually agreeable to the Parties (the “Closing”), but no later than August 23, 2021 unless otherwise extended by the Parties. Unless otherwise indicated or contemplated, the term “Closing” or “Close” when used in this Agreement shall mean the same as defined in the ATD Unit Purchase Agreement together with a Bill of Sale.

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EXHIBIT B

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Purchase Price.AXIM agrees to issue 7,000,000 shares of its Common Stock to ATD members as set forth on Exhibit B hereto. In furtherance of the foregoing, and prior to, or concurrent with, the Closing of the Transaction:

a.

Lock-up/Leak-out Agreements. Prior to Closing, ATD’s General Manage agrees to coordinate with each ATD post-Closing member shall have executed and will be subject to a Lock-up/Leak-out agreement as set forth below:

b.

All AXIM shares issued to ATD members shall be subject to a six (6) month lock-up agreement. It is further anticipated that not one version of a lock-up/leak-out agreement will be entered into by all members of the ATD limited partnership (various versions will be entered into with smaller ATD members not subject to a lock-up/leak-out).

c.

Other than those excluded, any ATD member that will own shares shall be subject to a leak out that permits each member to sell, per day, a number of shares that is equal to 2.5% of the daily volume times.

d.

All shares owned by Smith, Youngbar, Miller and Wahnefried, (together referred to for purposes of this section as “Founders Members”), shall be subject to (I) a six (6) month lock-up (no share sales allowed) and a second (2nd) 12 month leak out that permits each shareholder to sell, per day, a number of shares that is equal to 2.5% of the daily volume times a percentage equal to their pro rata share of the aggregate shares owned by the Founders Members as a group, (3rd) and one-year leak out that permits each Founders Member to sell, per day, a number of shares that is equal to 5% of the daily volume times a percentage equal to their pro rata share of the aggregate shares owned by the Founders Members as a group, respectively (in year 2). After two years there would be no contractual restrictions on share sales.

e.

All shares issued to any Advanced Tear Diagnostics, LLC Members, will be made subject to Rule 144 and/or any other applicable securities rules or regulations in effect at that time and are Restricted Securities and will be issued with a restricted legend. ATD acknowledges that the AXIM Shares will not be registered pursuant to the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities laws, that the AXIM Shares will be characterized as “restricted securities” under federal securities laws, and that under such laws and applicable regulations the AXIM Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this regard, ATD is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

f.	REGULATION D LEGEND:

Each ATD acknowledges that the certificate(s) representing such ATD Member’s pro rata portion of the AXIM Shares shall each conspicuously set forth on the face or back thereof a legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, AXIMD OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

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EXHIBIT B

2. Other Closing Conditions. ATD shall cooperate and use reasonable best efforts to complete, or cause the completion of, each of the following: (i) the 510K’s shall be free of any encumbrances (ii) any and all technical information, including but not limited to marketing and packaging materials and regulatory filings and notices, shall have been transferred to AXIM, including notice to the Food & Drug Administration of assignment of the 510K’s to AXIM (iii) if necessary, post-closing, ATD shall execute all documentation necessary to accomplish the transfer of rights to the ATD Assets and (iv) Founders Members shall agree to a covenant not to sue AXIM and AXIM related parties.

3. Binding Agreement. This Agreement shall be binding upon the Parties. The Parties hereby waive all objections or defenses to an action for specific performance or injunctive relief to compel a Party to complete their unfulfilled obligations under this Agreement.

4. Exhibits are Incorporated and Made Part of this Agreement. The Exhibits to this Agreement are incorporated and made a part of this Agreement

5. Choice of Law; Venue. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of California and the federal law of the United States without reference to principles of conflicts of law. The parties agree that, in the event of any dispute arising out of this Agreement or the transactions contemplated thereby, venue for such dispute shall be in the state or federal courts located in San Diego, California, and that each party hereto waives any objection to such venue based on forum non conveniens.

6. Further Assurances. Each party shall perform or cause to be performed any further acts and execute and deliver any documents that may be reasonably necessary or advisable to carry out the provisions of this Agreement.

7. Counterparts/Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which when so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument. In lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original.

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EXHIBIT B

IN WITNESS WHEREOF, the parties hereto have executed this Binding Term Sheet as of the day and year first written above.

AXIM Biotechnologies Inc.,

a Nevada Corporation

By:
John Huemoeller, CEO

Advanced Tear Diagnostics, LLC.,

a Delaware Limited Liability Company

By:
Mark Smith, Managing Member

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EXHIBIT B

EXHIBIT A

[to be completed by ATD]

510k’s

Technological information

Marketing Materials

Clinical Studies

Trademarks

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EXHIBIT B

EXHIBIT B

Advanced Tear Diagnostics, LLC. Ownership

Names of Limited Partners Number of Units	Number AXIM Shares of Common Stock

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